UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2017

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. The Company Identification No.)

800 Bering Drive, Suite 260

Houston, Texas 77057

(Address of principal executive offices)

(713) 375-2790

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01Entry into a Material Definitive Agreement

Item 5.02(e)Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangements of Certain Officers

Summer Energy Holdings, Inc. (the “Company”) previously entered into employment agreements (the “Employment Agreements”) with Jaleea P. George to serve as Secretary, Treasurer and Chief Financial Officer of the Company; with Neil M. Leibman to serve as Chief Executive Officer of the Company; and with Angela Hanley to serve as President of the Company (Ms. George, Mr. Leibman, and Ms. Hanley are collectively referred to herein as the “Executives”), as disclosed in the Company’s Current Report on Form 8-K filed January 4, 2017. Effective October 20, 2017, the Company entered into a First Amendment to Employment Agreement with each of the Executives (the “Amendments”). The Amendments amended Exhibit A to the corresponding Employment Agreements to adjust the performance metrics which must be met by the Company in order for the Executives to receive additional equity compensation. Pursuant to the Amendments, in the event the Company meets certain performance milestones, each of the Executives will be granted an option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the greater of: (i) the fair market value of a share of stock on the date of grant and (ii) $2.50 per share.  All other provisions of the Employment Agreements remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 20, 2018

SUMMER ENERGY HOLDINGS, INC.

By: /s/ Jaleea P. George

Jaleea P. George

Chief Financial Officer

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